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                                                                   Exhibit 10.11


                                  A M E N D E D
                    M E M O R A N D U M O F A G R E E M E N T


TO:      ORO ARGENTINA LIMITED, RONALD HANDFORD, AND ROGER TRODLER-LAINE

FROM:    AZCO MINING INC.

DATE:    JULY 23, 1998

RE:      AGREEMENT IN PRINCIPLE ("AIP") OF AGREEMENT DATED MAY 22, 1998

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This amended Memorandum of Agreement, if accepted by you, will constitute an amendment and continuance of the AIP between Azco Mining Inc. ("Azco"), Oro Argentina Limited ("OAL"), Ronald Handford ("RH"), and Roger Trodler-Laine "(RL"), each in accordance with the terms as set forth below.

The terms which we propose are as follows:


A.       FINANCING COMPONENT

1. Subject to satisfactory execution by all parties of the hereafter described agreements and approval of the boards of each of Azco and OAL, Azco shall purchase a $750,000 US convertible debenture (the "Debenture") from OAL and Azco shall be granted 1,500,000 warrants. Unless otherwise agreed in writing by Azco, the proceeds of the Debenture shall be used only for the first phase of the Chigua White Bentonite Project (the "Project"), option payments to Pierre Martre in accordance with an option agreement (the "Option Agreement") with Pierre Martre, and a maintenance and administrative allowance as approved by Azco.

2.       The terms of the Debenture shall be as follows:

         (i) the Debenture shall be a first fixed and floating charge convertible debenture in the principal amount of $750,000 US (the "Principal") bearing interest on outstanding Principal at 12% per annum, calculated and payable annually in arrears, and shall mature two years from its date of issue. It shall be in Azco's standard form and shall not have pre-payment privileges without Azco's consent;

         (ii) the Principal shall be drawn by OAL against approved budgets and draw schedules, as mutually agreed, in accordance with the approved mining and production plan (the "Production Plan");


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         (iii)    at the option of Azco, the Debenture shall be convertible, as to Principal (and Azco may elect to advance the total Principal at any time for such purpose), and outstanding interest, to common shares of OAL during the term of the Debenture. Azco may elect to exercise the conversion right in priority to repayment of Principal and interest. Each share shall be priced at $0.50 US.

3. The 1,500,000 warrants (the "Warrants") granted to Azco concurrently with the Debenture, shall be two year Warrants exercisable at any time to purchase up to 1,500,000 common shares of OAL at a price of $0.60 US per share.

4. Azco shall have the right to appoint a representative to the board of directors of OAL during the term of the Debenture and so long as such has not been repaid or converted.

5. RH and RL shall enter into management agreements with OAL for a term of not less than the Debenture term, on terms no better as to salary than that set forth below, and shall be responsible for supervising the implementation and completion of the Production Plan.

6. OAL warrants that it has an option on 50% of the Project and the property thereof pursuant to the Option Agreement and extension agreement between OAL and Pierre Martre and, to the best of OAL's informed knowledge, Pierre Martre has contracted 100% of the mining rights of the property and Project and neither the property nor the Project are subject to any encumbrances, liabilities, claims, threats to the title or integrity of the property or the Project, nor does any party have any claim or challenge to title or ownership of the Project or property. OAL further warrants that OAL is free and clear of all liens, encumbrances, or any claims by any parties (other than normal course payables), there are no rights or contracts for the issue of securities except as set forth herein, OAL is not threatened with insolvency proceedings, the Option Agreement is in good standing and no other party has any rights or interests therein, and the Debenture funds hereof shall be adequate for the expenditure and maintenance needs of the Option Agreement and for the general operations and payables of AOL during at least phase one of the development program of the Project.

7. During the term of the Debenture and the below Option, Azco shall have the right to provide, or provide for, all future financings of OAL and its interest in the Project on competitive terms. Azco shall have a first right of refusal in respect to any bona fide financing offers, earn-in options, purchase offers, joint venture offers, bank financings, equity offers, or any other such matter of OAL. No alteration in the capital or debt structure of OAL nor any alteration of the Project or its status or its financing may be made except by consultation with and approval of Azco, not to be unreasonably with held.


B.       AZCO BUY-OUT OPTION


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1.       OAL, RH, and RL shall employ best efforts to cause all the shareholders of OAL to grant, by June 30, 1998, Azco a two year option (the "Option") to purchase all of the OAL shares (the "Shares") issued and outstanding of OAL on the following terms:

         (i) the Option shall be for a term of two years from the date of issue of the Debenture. In the event that financing of the second phase of the Project is not in place after 18 months from the issue of the Debenture, Azco will have the right to extend the Option for an additional year;

         (ii) the Option shall be exercised by Azco giving notice of exercise and advising that it shall pay with Azco common stock (the "Azco Share") at a ratio of one Azco Share for each two OAL Shares issued or contracted to be issued;

         (iii) the Azco Shares issued for the 8,240,000 `F' class OAL Shares (and any other Shares permitted to be issued during the term of the Option) shall be issued into pool which pool shall have a term of two years from Option exercise and the Azco Shares shall be released 25% immediately, 25% on the first anniversary date and 50% on the second anniversary date, subject to regulatory approval and statutorily imposed hold periods, but that pool release shall be accelerated at such time as Azco stock exceeds $5.00 US on average over a 10 day period at an average daily volume of no less than 50,000 shares;

         (iv) OAL shall not issue any further equity or debt or options or any other agreement for the issue of Shares or make any capital alterations in OAL without Azco's consent in writing during the term of the Option; it being acknowledged hereby that OAL has 10,136,935 Shares issued and outstanding and 880,000 options issued exercisable at $0.40 and 45,000 options issued exercisable at $0.50;

         (v) the OAL shareholders shall not encumber, assign, or otherwise dispose of any interest in the Shares except with the written consent of Azco and thereupon only subject to the assignee entering into the Option;

         (vi) the Option shall contain other terms requiring the deposit of the Share certificates (duly executed in blank for transfer) and directors minutes approving the Option transfer deposited in escrow, voting trusts to place an Azco representative on OAL" board during the Option, force majeure provisions, arbitration provisions, conflict waivers for Azco's board representative, and such other terms as Azco's counsel may reasonably require; and

2. RH and RL hereby commit to enter into the Option and the board of OAL will do so as a term of the board's acceptance of this AIP.


C.       RH AND RL MANAGEMENT CONTRACT TERMS



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Upon Azco's election to exercise the Option, RH and RL shall be engaged, or their engagement shall be continued, with OAL on the Following terms:









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1.       RH terms shall be:

         (i) a one year term, automatically renewable for three subsequent one year terms unless notice of renegotiation by mutual agreement is given no less than 60 days prior to the end of each term;

         (ii) the fee shall be $7,000 US per month, plus reasonable expenses, and no less than 175 days per year shall be employed on the business of OAL and the Project;

         (iii) RH shall accept the position of Managing Director and CEO of Oromin S.A., the subsidiary of OAL in which the Project resides;

         (iv) RH shall receive 250,000 Azco stock options, vesting at 62,500 per year, over 4 years with the price being set at the best available price permitted by regulators at the time of Azco's exercise of the Option; and

         (v) The form of the management agreement shall be that presently prevailing for Azco's internal executives.


2.       RL terms shall be:

         (i) a one year term, automatically renewable for three subsequent one year terms unless notice of renegotiation by mutual agreement is given no less than 60 days prior to the end of each term;

         (ii) the fee shall be $10,000 US per month, and reasonable expenses, plus an annual 1% net profits royalty, for a term of 10 years after commencement of production, on OAL's share of the Project's revenue and RL shall commit and be employed full time on the business of OAL and the Project;

         (iii) RL shall accept the position of Director, President, and COO of Oromin S.A., the subsidiary of OAL;

         (iv) RL shall receive 200,000 Azco stock options, vesting at 50,000 per year, over 4 years with the price being set at the best available price permitted by regulators at the time of Azco's exercise of the Option; and

         (v) The form of the management agreement shall be that presently prevailing for Azco's internal executives.



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Other terms shall be the standard contract terms regarding such matters as warranties and representations, rights of first refusal, assignability, notices, arbitration, and regulatory approval, if required.

This offer shall be kept confidential and no disclosure of the same shall be made without mutual consent, which shall not be unreasonably with held, unless required in writing by court order or regulator of competent jurisdiction.

The parties shall employ best efforts to render this agreement into formal documents within 30 days of request of a party or removal of conditions.

If the foregoing terms are acceptable to you we ask that you execute and return a copy of this AIP and the same will be binding upon us upon removal of subjects as aforesaid.

Yours truly,

AZCO MINING INC.


Per:
         ANTHONY HARVEY
         Vice-Chairman


THE FOREGOING IS HEREBY AGREED THIS____________________ DAY OF MAY, 1998.

ORO ARGENTINA LIMITED


Per:
         RONALD HANDFORD
         President



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RONALD HANDFORD - Signature



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ROGER TRODLER-LAINE - Signature